Exhibit 15.1

中国北京建国门外大街1号国贸写字楼2座 12-14层100004

12-14th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话 Tel: +86 10 6563 7181 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

Private and Confidential

CONSENT LETTER

To:	Quhuo Limited (the “Company”)

3rd Floor, Block A, Tonghui Building

No. 1132 Huihe South Street, Chaoyang District

Beijing, 100020

People’s Republic of China

September 9, 2022

Dear Sirs,

We consent to the references to our firm under the heading “ITEM 3. KEY INFORMATION - D. Risk Factors - Risks Related to Our Business and Industry”, “ITEM 3. KEY INFORMATION - D. Risk Factors - Risks Related to Our Corporate Structure” and “ITEM 4. INFORMATION ON THE COMPANY - C. Organizational Structure - Our Contractual Arrangements” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2022. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

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Yours sincerely,

Commerce & Finance Law Offices

/s/ Commerce & Finance Law Offices